Exhibit 5.3

[LETTERHEAD OF JONES & SMITH LAW FIRM, LLC]

May 10, 2012

Aviv Healthcare Properties Limited Partnership

Aviv Healthcare Capital Corporation

303 West Madison Street, Suite 2400

Chicago, Illinois 60606

Re:	Aviv Healthcare Properties Limited Partnership
and Aviv Healthcare Capital Corporation
Exhibit 5 Opinion for New Mexico Guarantors
To Form S-4 Registration Statement for
Exchange Offer of 7 3/4% Senior Notes due 2019

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-4 (File No. 333-180754) filed on April 16, 2012 by Aviv Healthcare Properties Limited Partnership, a Delaware limited partnership (the “Partnership”), Aviv Healthcare Capital Corporation, a Delaware corporation (together with the Partnership, the “Issuers”), Aviv REIT, Inc., a Maryland corporation and general partner of the Partnership (the “Parent”) and the indirect subsidiaries of the Partnership listed on Schedule I hereto (together with the Parent, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), as such Registration Statement is now or hereafter amended by any amendment filed by the Issuers with the Commission before the issuance of the New Notes described in the Registration Statement (collectively, the “Registration Statement”). The Registration Statement relates to the registration, as more fully described in the Registration Statement, of $100,000,000 aggregate principal amount of the Issuers’ 7 3/4% Senior Notes due 2019 (the “New Notes”), which are to be offered in exchange for an equivalent aggregate principal amount of the Issuers’ outstanding 7 3/4% Senior Notes due 2019 (the “Old Notes”). According to the Registration Statement, the Old Notes are guaranteed by the Guarantors (the “Old Note Guarantees”); the New Notes will be guaranteed by the Guarantors (the “New Note Guarantees”); and the Old Notes that are accepted for exchange for New Notes will be cancelled and retired.

The Old Notes and the Old Note Guarantees were, and the New Notes and the New Note Guarantees will be, issued pursuant to the Indenture, dated as of February 4, 2011 (the “Original Indenture”), among the Issuers, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of March 22, 2011, the Second Supplemental Indenture, dated as of November 1, 2011, the Third Supplemental Indenture, dated as of December 29, 2011, and the Fourth Supplemental

Aviv Healthcare Properties Limited Partnership

Aviv Healthcare Capital Corporation

May 10, 2012

Indenture, dated as of March 28, 2012 (collectively, together with the Original Indenture, hereafter referred to as the “Indenture”), in each case among the Issuers, the Guarantors and the Trustee.

This letter is being delivered in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5) of Regulation S-K, each under the Securities Act.

In rendering the opinions expressed below, we have examined and relied on copies of the Registration Statement, without the exhibits filed therewith, and the Indenture. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for the opinions expressed in this letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons, the conformity with the original documents of any copies thereof submitted to us for our examination, and the accuracy and completeness of all public records reviewed.

With your permission, as to questions of fact material to this opinion, we have relied on the above-described Registration Statement, without the exhibits thereto, and the Indenture, without independent verification as to any facts referenced in those documents. We have made no independent investigation of the warranties and representations made by each indirect subsidiary of the Partnership listed on Schedule I hereto in the Registration Statement, the Indenture, or of any related documents. We have not examined the internal files of each of the Guarantors, and we have made no special inquiry of each of the Guarantors other than obtaining a Guarantor’s Certificate, dated on or before the date of this letter, from each of the “New Mexico Guarantors” (as hereafter defined in this letter), and we have assumed that all representations made by or on behalf of each New Mexico Guarantor in the Guarantor’s Certificate that has been provided to us are accurate and complete. Except as specifically identified in this letter, we have not been retained or engaged to perform, and we have not performed, any independent review or investigation of: (a) any agreement or instrument to which any of the Guarantors may be a party or by which any of the Guarantors or any property owned by any of the Guarantors may be bound, or (b) any order of any governmental or public body or authority to which any of the Guarantors may be subject.

Based on and subject to the foregoing and the other limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.	Each indirect subsidiary of the Partnership listed on Schedule I hereto under the caption “New Mexico Guarantors” (each hereafter referred to individually as a “New Mexico Guarantor” and collectively as the “New Mexico Guarantors”) is a limited liability company validly existing and in good standing under the laws of the State of New Mexico.

Aviv Healthcare Properties Limited Partnership

Aviv Healthcare Capital Corporation

May 10, 2012

2.	The Indenture (including the guaranties of the Notes as set forth in Article Ten of the Indenture) has been duly authorized by each of the New Mexico Guarantors.

The foregoing opinions are subject to the following qualifications, exceptions, assumptions and limitations:

A.	The foregoing opinions are limited to matters arising under the Limited Liability Company Act of the state of New Mexico, as amended. We express no opinion and make no statement as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the state of New York.

B.	With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument, provided that we make no such assumption insofar as any of the foregoing matters relate to any New Mexico Guarantor, and (ii) such Instrument has been duly authorized, executed and delivered by, and was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of each party thereto, provided that we make no such assumption with respect to the authorization of the Indenture by each New Mexico Guarantor.

C.	We express no opinion with respect to any tax or securities law or regulation or any matter whatsoever relating to the enforceability of any Instrument, including, without limitation, title to any property, liens, security interests, value of collateral, adequacy of consideration, mutual mistake of fact, fraud, duress, undue influence, usage of trade or course of prior dealing, jurisdiction, venue, choice of law, the financial status of each New Mexico Guarantor, the ability of each New Mexico Guarantor to meet its obligations under any Instrument, bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to judicial discretion and general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing, unconscionability, breach of the peace, public policy, and the possible unavailability of specific performance or injunctive relief.

Aviv Healthcare Properties Limited Partnership

Aviv Healthcare Capital Corporation

May 10, 2012

We assume no obligation to supplement the opinions set forth in this letter if any applicable laws change after the date of this opinion, or if we become aware of any facts that might change the opinions expressed above after the date of the opinions set forth herein.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons for whom consent is required by Section 7 of the Securities Act or the related rules or regulations promulgated by the Commission thereunder.

Very truly yours,

JONES & SMITH LAW FIRM, LLC

By	/s/ Donald L. Jones
Donald L. Jones

SCHEDULE I

Subsidiary Guarantors

Delaware Guarantors

Arma Yates, L.L.C.

Aviv Asset Management, L.L.C.

Aviv Financing I, L.L.C.

Aviv Financing II, L.L.C.

Aviv Financing III, L.L.C.

Aviv Financing IV, L.L.C.

Aviv Financing V, L.L.C.

Aviv Healthcare Properties Operating Partnership I, L.P.

Aviv Liberty, L.L.C.

Aviv OP Limited Partner, L.L.C.

Avon Ohio, L.L.C.

Bradenton ALF Property, L.L.C.

California Aviv, L.L.C.

California Aviv Two, L.L.C.

Chenal Arkansas, L.L.C.

Columbia View Associates, L.L.C.

Columbus Texas Aviv, L.L.C.

Columbus Western Avenue, L.L.C.

Denison Texas, L.L.C.

Falfurrias Texas, L.L.C.

Florence Heights Associates, L.L.C.

Freewater Oregon, L.L.C.

Fullerton California, L.L.C.

Gardnerville Property, L.L.C.

Germantown Property, L.L.C.

Great Bend Property, L.L.C.

Highland Leasehold, L.L.C.

Hot Springs Aviv, L.L.C.

Houston Texas Aviv, L.L.C.

Hutchinson Kansas, L.L.C.

Iowa Lincoln County Property, L.L.C.

Kansas Five Property, L.L.C.

Manor Associates, L.L.C.

Massachusetts Nursing Homes, L.L.C.

Missouri Regency Associates, L.L.C.

Mt. Vernon Texas, L.L.C.

Murray County, L.L.C.

Ohio Pennsylvania Property, L.L.C.

Omaha Associates, L.L.C.

Orange ALF Property, L.L.C.

Peabody Associates, L.L.C.

Riverside Nursing Home Associates, L.L.C.

Sandalwood Arkansas Property, L.L.C.

Savoy/Bonham Venture, L.L.C.

Skyview Associates, L.L.C.

Southern California Nevada, L.L.C.

Tujunga, L.L.C.

VRB Aviv, L.L.C.

Willis Texas Aviv, L.L.C.

Yuba Aviv, L.L.C.

Arkansas Aviv, L.L.C.

Aviv Foothills, L.L.C.

Belleville Illinois, L.L.C.

Bellingham II Associates, L.L.C.

BHG Aviv, L.L.C.

Biglerville Road, L.L.C.

Bonham Texas, L.L.C.

Burton NH Property, L.L.C.

Camas Associates, L.L.C.

Chatham Aviv, L.L.C.

Clarkston Care, L.L.C.

Colonial Madison Associates, L.L.C.

Crooked River Road, L.L.C.

Cuyahoga Falls Property, L.L.C.

Darien ALF Property, L.L.C.

CR Aviv, L.L.C.

East Rollins Street, L.L.C.

Elite Mattoon, L.L.C.

Elite Yorkville, L.L.C.

Fountain Associates, L.L.C.

Four Fountains Aviv, L.L.C.

Giltex Care, L.L.C.

HHM Aviv, L.L.C.

Hidden Acres Property, L.L.C.

Karan Associates, L.L.C.

Karan Associates Two, L.L.C.

KB Northwest Associates, L.L.C.

Mansfield Aviv, L.L.C.

McCarthy Street Property, L.L.C.

Minnesota Associates, L.L.C.

Monterey Park Leasehold Mortgage, L.L.C.

Newtown ALF Property, L.L.C.

Northridge Arkansas, L.L.C.

Norwalk ALF Property, L.L.C.

Oakland Nursing Homes, L.L.C.

October Associates, L.L.C.

Ogden Associates, L.L.C.

Ohio Aviv, L.L.C.

Ohio Aviv Two, L.L.C.

Ohio Aviv Three, L.L.C.

Oregon Associates, L.L.C.

Prescott Arkansas, L.L.C.

Richland Washington, L.L.C.

Salem Associates, L.L.C.

San Juan NH Property, L.L.C.

Searcy Aviv, L.L.C.

Skagit Aviv, L.L.C.

Star City Arkansas, L.L.C.

Wellington Leasehold, L.L.C.

West Pearl Street, L.L.C.

Woodland Arkansas, L.L.C.

Casa/Sierra California Associates, L.L.C.

Commerce Sterling Hart Drive, L.L.C.

Conroe Rigby Owen Road, L.L.C.

Fredericksburg South Adams Street, L.L.C.

Jasper Springhill Street, L.L.C.

Kingsville Texas, L.L.C.

Missouri Associates, L.L.C.

Peabody Associates Two, L.L.C.

Sedgwick Properties, L.L.C.

Southeast Missouri Property, L.L.C.

Texas Fifteen Property, L.L.C.

Illinois Guarantors

Benton Harbor, L.L.C.

Chippewa Valley, L.L.C.

Commerce Nursing Homes, L.L.C.

Heritage Monterey Associates, L.L.C.

Hobbs Associates, L.L.C.

Red Rocks, L.L.C.

Santa Ana-Bartlett, L.L.C.

Washington-Oregon Associates, L.L.C.

Effingham Associates, L.L.C.

Idaho Associates, L.L.C.

Santa Fe Missouri Associates, L.L.C.

Sun-Mesa Properties, L.L.C.

Xion, L.L.C.

Montana Associates, L.L.C.

Orange, L.L.C.

Pomona Vista L.L.C.

Rose Baldwin Park Property L.L.C.

Watauga Associates, L.L.C.

New Mexico Guarantors

Alamogordo Aviv, L.L.C., a New Mexico limited liability company

Clayton Associates, L.L.C., a New Mexico limited liability company

N.M. Bloomfield Three Plus One Limited Company, a New Mexico limited liability company

N.M. Espanola Three Plus One Limited Company, a New Mexico limited liability company

N.M. Lordsburg Three Plus One Limited Company, a New Mexico limited liability company

N.M. Silver City Three Plus One Limited Company, a New Mexico limited liability company

Raton Property Limited Company, a New Mexico limited liability company

Texas Guarantor

Wheeler Healthcare Associates, L.L.C., a Texas limited liability company

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